Form 10-K, Exhibit 13
period 2013-12-31
Coastway Bancorp, Inc.
filed 2014-03-26
CIK 1585023

Exhibit 13

Annual Report 2013

Coastway Bancorp, Inc. A Letter to Our Stockholders The past year saw a continuation of a hallmark of Coastway Community Bank: change. From our beginnings in 1920 as the Telephone Workers Credit Union, to our present day status as the newest publicly traded community bank holding company in Rhode Island, Coastway has been committed to change. Early on, the Management and Board of Coastway believed that the traditional methods practiced by small banks across the country had run their course. We could no longer simply accept deposits and act as a traditional consumer lender. A vital piece of our existence needed to be augmented with new sources of revenue in order to sustain our ability to lend and serve the local community. We decided to chart the course toward establishing Coastway as the preferred alternative to big banks, through consumer and business loans, and through the addition of state of the art branch locations and electronic delivery. Coastway was, and is, on the move. Over the past four plus years, our commitment to these ideals flourished. In the last 18 months alone, we completed our commitment to our branch network, via the opening of two branches in new market territories and the relocation of a third branch to a more competitive location. We have 9 branch locations, located strategically throughout the two most heavily populated counties in Rhode Island. The early successes of those moves is evident. We continued to grow our lending areas by adding the necessary resources in both residential and commercial lending, increasing market commitment in both areas. The origination of nearly $200 million dollars of residential mortgages in 2013 alone, exhibits the continuing commitment to our community that was absent from our competitors during these most difficult last few years. The continuing expansion of our commercial lending efforts was also evident during this period, by growth in both originations and in our portfolio. Our ongoing commitment to the Small Business Administration saw us again ranked in the top echelon of lenders throughout the area, in terms of dollars committed to local small businesses. In addition, the results of our focus on credit quality also continued to be evident, as delinquency and loan chargeoffs abated. What is in store for Coastway in the immediate future is a continued commitment to growth. We will continue to focus on growth in high-credit-quality lending, and the building of solid relationships with our customers, designed to enhance our revenue sources and provide recurring sources of interest income. Our commitment to high quality service to our community will remain steadfast, as will our commitment to local non-profits. We will increase our focus on the efficiency of our operations, as we absorb the expenses related to our growth of the past years, and move to capitalize on economies of scale that come from years of planning. Coastway is well positioned to achieve the goals that we outlined many years ago. Our enhanced financial strength, coupled with our commitment to the community we serve, will allow us to carry out the vision established by our founders and carried on by those they entrusted it to. Thank you for being a part of that vision. William A. White President and Chief Executive Officer

Coastway Bancorp, Inc. Stockholder Information Profile Coastway Bancorp, Inc., is the publicly owned holding company of Coastway Community Bank, a Rhode Island chartered savings bank headquartered in Cranston, Rhode Island. Coastway Community Bank was originally organized in 1920 as the Telephone Workers Credit Union, a Rhode Island credit union, and later we changed the name to Coastway Credit Union. Coastway Community Bank provides a variety of financial services to individuals and small businesses throughout Rhode Island. Annual Meeting of Stockholders Thursday, May 22, 2014, 5:00PM, Coastway Community Bank, 180 Washington Street, 2nd Floor, Providence, RI 02903. Vote Your Proxy Online or By Phone For your convenience, you can vote your shares online or by phone. Please have your proxy card available. INTERNET: Access https:www.rtcoproxy.com/cway and follow the instructions on the website. TELEPHONE: Call toll-free (855) 690-7311 from any touch-tone telephone and follow the instructions. Stock Transfer Agent Registrar and Transfer Company, 10 Commerce Drive, Cranford, NJ 07016, www.rtco.com, (908) 497-2300 The Corporation’s 2014 Proxy Statement, Form 10-K and Annual Report for 2013 are available online by visiting the Corporation’s website, www.coastway.com under Investor Relations, SEC Filings, or by calling (401) 330-1600, or by email at IRinfo@coastway.com. Auditors Wolf & Company, P.C., Boston, MA Market Information Coastway’s common stock trades on the NASDAQ, under the symbol CWAY. As of March 25, 2014, there were 4,949,179 shares outstanding and 496 stockholders of record. Counsel Luse Gorman Pomerenk & Schick, P.C., Washington, D.C.

Coastway Bancorp, Inc. Highlights Loans, Net (At December 31, in thousands) 2011 2012 2013 250 340 290 270 280 300 320 330 260 310 $269,578 $296,999 $328,576 Interest Income (Year end, in thousands) 12,800 13,000 13,200 13,400 13,600 13,800 14,000 14,200 2011 2012 2013 $13,717 $13,207 $13,957 Total Deposits (At December 31, in thousands) 250 260 270 280 290 300 310 320 330 340 2011 2012 2013 $282,956 $307,793 $329,916 Enhancing Customer Relationships Coastway Community Bank is commited to growing our deposits and enhancing our customer relationships - from savings and checking accounts, to VISA credit cards and auto loans, to mortgages to business loans and more. While our 9 branches and friendly, knowledgable staff provide the personal experience our customers know us for, Coastway also offers a whole host of online banking options that make it easier than ever before to bank from the convenience of your home or office. Banking Products Checking & Savings eWay Checking Savings Accounts Goal Oriented CD Loans Vehicle Loans Home Equity Loans & Lines Mortgages Conventional Rhode Island Housing Professionals’ Programs Jumbo & Condo Business Lending & Services Business Loans Business Checking Online Services Your Way CD IRA CD Money Markets VISA Cards Overdraft Protection FHA / VA Renovation First Time Buyers Reverse Mortgage Business VISA Signature Banking Free Phone & Tablet Apps Business Online Banking eStatements Free Online Banking Free Online Bill Pay Free Mobile Banking Coming Soon: Online Mortgage Applications Member FDIC Equal Housing Lender

Coastway Bancorp, Inc. Financial Highlights Financial Condition Total Assets Loans, Net Deposits Total Retained Earnings Total Risk-Based Capital Ratio Tier 1 Capital to Adjusted Assets Operating Results Net Interest Income Provision for Loan Losses Non-interest Income Non-interest Expense Net Income Return on Average Assets Return on Average Equity Net Interest Margin (taxable equivalent basis) Asset Quality Non-performing Assets to Total Assets Allowance for Loan Losses to Total Loans Net Charge-offs to Average Loans Outstanding $432,678 $328,576 $329,916 $27,839 9.8% 7.2% $11,327 $567 $6,157 $16,508 $222 0.06% 0.81% 3.37% 1.86% 0.50% 0.15% $354,622 $296,999 $307,793 $27,296 10.7% 8.1% $10,557 $1,109 $7,175 $14,640 $1,148 0.34% 4.36% 3.51% 2.89% 0.53% 0.35% $322,967 $269,578 $282,956 $26,123 11.4% 8.3% $11,013 $1,157 $6,020 $14,158 $1,012 0.32% 3.92% 3.87% 2.64% 0.53% 0.51% 2013 2012 2011 At or for the years ended December 31 (Dollars in thousands.) The information presented above is derived from Coastway Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the Securities and Exchange Commission. Forward-Looking Statements This report contains certain statements that may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Actual results, performance or achievements of Coastway Bancorp, Inc. may differ materially from those discussed in these forward-looking statements, as a result of, among other factors, the factors described under the caption “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the Securities and Exchange Commission and updated by our Quarterly Reports on Form 10-Q. You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this report, and Coastway Bancorp, Inc. assumes no obligation to update forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Executive Vice President, Jana Planka, accepts the National Corporate Mentoring Challenge Award Coastway Bancorp, Inc. Community Involvement Coastway is committed to serving the communities in which it does business. In fact, at Coastway, “Community Involvement” isn’t just a program - it’s embedded in our culture. Community is in our name, it’s in our advertising and it’s in everything we do. We are committed to doing the right things, the right way for the cities and towns we call home. Strengthening the fabric of our communities has been a hallmark of this institution since 1920. And in 2010, Coastway adopted a more formalized approach to community service, with the goal of getting every employee involved. Coastway encourages all employees to volunteer with local community groups, and organizes group volunteer opportunities for employees to participate in both during work hours and outside. In 2013, Coastway employees donated over 3,800 hours of their time to organizations such as: This year, Coastway’s involvement with the Rhode Island Mentoring Partnership was a highlight of our community involvement program, as we were awarded the National Corporate Mentoring Challenge Award by the National Mentoring Partnership. With 19 Mentors in 9 schools across Rhode Island, Coastway was honored at an awards ceremony in Washington, D.C. for its commitment to bettering the lives of the youth in our community. RI Mentoring Partnership Rhode Island Community Food Bank Meeting Street Boys & Girls Clubs of RI Youth in Action Ronald McDonald House West Elmwood Housing Development Corporation and more

Coastway Bancorp, Inc. Corporate Directory Board of Directors of Bancorp & Bank Mark E. Crevier, Chairman of the Board, Compensation Committee Chair Lynda Dickinson, Compensation Committee David P. DiSanto, Nominating and Corporate Governance Committee Chair James P. Fiore, Compensation Committee Francis X. Flaherty, Nominating and Corporate Governance Committee Peter A. Koch, Audit Committee Chair & Nominating and Corporate Governance Committee Phillip Kydd, Vice Chairman of the Board, Compensation Committee Dennis M. Murphy, Audit Committee Debra M. Paul, Audit Committee William A. White, Board Member Executive Management William A. White, President, Chief Executive Officer Richard H. Petrarca, Executive Vice President, Chief Operating Officer Jeanette Fritz, Executive Vice President, Chief Financial Officer Jana M. Planka, Executive Vice President, Chief Retail Officer Paul G. Wielgus, Executive Vice President, Chief Credit Officer Stephen J. Gibbons, Executive Vice President, Business Division Head

Member FDIC Equal Housing Lender Coastway Community Bank Locations Corporate Office One Coastway Plaza Cranston, RI 02910 (401) 330-1600 Cranston 200 Comstock Parkway Cranston, RI 02921 (401) 223-1790 1155 Reservoir Avenue Cranston, RI 02920 (401) 943-2885 East Greenwich 5750 Post Road East Greenwich, RI 02818 (401) 558-2060 East Providence 2830 Pawtucket Avenue East Providence, RI 02915 (401) 330-1900 Lincoln 618 George Washington Highway Lincoln, RI 02865 (401) 722-2022 Providence 180 Washington Street Providence, RI 02903 (401) 861-2583 Women & Infants Hospital 101 Dudley Street Providence, RI 02905 (401) 455-3222 Warwick 3830 Post Road Warwick, RI 02886 (401) 885-0367 2089 Warwick Avenue Warwick, RI 02889 (401) 738-5511 Coastway Contact Center (401) 455-3200