Form 10-K, Exhibit 13
period 2014-12-31
Coastway Bancorp, Inc.
filed 2015-03-19
CIK 1585023

Exhibit 13

Annual Report 2014

Coastway Bancorp, Inc. A Letter to Our Stockholders William A. White President and Chief Executive Officer As we close the books on an eventful 2014, I wish to highlight some of the many positives accomplished during the year. Last year began with the completion of our public offering, adding $43.6 million in capital. As proposed, we contributed $1.5 million in stock and cash to the Coastway Cares Charitable foundation, illustrating our ongoing commitment to the local charities that play such a vital role in our community. With new found capital strength, Coastway carried out our commitment to increase our activity in both residential and commercial lending, with 17% growth in total loans. Our loan growth was accomplished while maintaining our high credit quality standards, evidenced by significant reductions in our delinquent loans and overall loan delinquency rate, and holding our net interest margin. Coastway also achieved the number one spot as Rhode Island’s leading Small Business Administration lender, both in number of loans and total dollars lent, quite a feat for a community bank lending in the land of giant banks. 2014 also brought critical gains in market share for our residential mortgage lending area, as we continue to show that we are a lender of choice among homeowners and realtors alike. Deposit growth for the year lagged behind loan growth, but was robust nonetheless, with positive gains made in virtually all core deposits, while achieving positive reductions in the overall cost of deposits. While our net income for the year certainly was not where we expect it to be going forward, significant progress was made in expense reductions. A continuation of streamlining our processes and achieving additional economies of scale by strengthening our focus on efficient operations is one of our primary goals for the coming year. During the third quarter, the bank also moved to our new corporate headquarters, completing the process begun in the prior year on time and on budget. The new space allows for more efficient operations as well as room for the bank to continue to grow in the years to come. None of these many accomplishments could have been achieved without tremendous efforts put forth by Coastway employees on behalf of our customers and the many organizations that we have chosen to serve. During 2014, Coastway employees logged over 4,400 hours of volunteer community service to organizations too numerous to list, a record which earned us national recognition for philanthropic efforts. In addition, the changes that occur on a daily basis in products, services, technology and even in the occupancy of our new headquarters, have succeeded due to the commitment and devotion of our employees to the cause. We are truly fortunate to have this level of dedication and I thank our directors and employees for the privilege to lead them, as we continue our mission to make Coastway the premier community bank in Rhode Island.

Coastway Bancorp, Inc. Stockholder Information Prof ile Coastway Bancorp, Inc. is the publicly owned holding company of Coastway Community Bank, a Rhode Island chartered savings bank, headquartered in Warwick, Rhode Island. Coastway Community Bank was originally organized in 1920 as the Telephone Workers Credit Union, a Rhode Island credit union, and later we changed the name to Coastway Credit Union. Coastway Community Bank provides a variety of financial services to individuals and small businesses throughout Rhode Island. Annual Meet ing of Stockholders Thursday, May 21, 2015, 4:00PM, Coastway Community Bank, One Coastway Blvd., Warwick, RI 02886. Vote Your Proxy Online or By Phone For your convenience, you can vote your shares online or by phone. Please have your proxy card available. INTERNET: Access www.investorvote.com/CWAY and follow the instructions on the website. TELEPHONE: Call toll-free 1-800-652-8683 from any touch-tone telephone and follow the instructions. Stock Transfer Agent Computershare, P.O. Box 30170, College Station, TX 77842-3170. Visit www.computershare.com/investor. The Corporation’s 2015 Proxy Statement, Form 10-K and Annual Report for 2014 are available online by visiting the Corporation’s website, www.coastway.com under Investor Relations, SEC Filings, or by calling (401) 330-1618, or by email at IRinfo@coastway.com. 2014 Auditors Wolf & Company, P.C., Boston, MA Market Information Coastway’s common stock trades on NASDAQ, under the symbol CWAY. As of March 11, 2015, there were 4,947,879 shares outstanding and 446 stockholders of record. Counsel Luse Gorman, P.C., Washington, D.C.

Coastway Bancorp, Inc. Highlights Loans, Net (At December 31, in thousands) 2012 2013 2014 $250 $150 $200 $300 $400 $100 $350 $296,999 $328,576 $383,909 Interest Income (Year end, in thousands) $12,500 $13,000 $13,500 $14,000 $14,500 $15,000 $15,500 $16,000 2012 2013 2014 $13,207 $13,957 $15,592 Total Deposits (At December 31, in thousands) $280 $290 $300 $310 $320 $330 $340 $350 2012 2013 2014 $307,793 $329,916 $343,544 Enhancing Customer Relat ionships Coastway Community Bank is commited to growing our deposits and enhancing our customer relationships - from savings and checking accounts, to VISA credit cards and auto loans, to mortgages, to business loans and more. While our 9 branches and friendly, knowledgable staff provide the personal experience for which we are known, Coastway also offers a whole host of online banking options that make it easier than ever before to bank from the convenience of your home or office. Banking Products Checking & Savings eWay Checking Savings Accounts Goal Oriented CD Loans Vehicle Loans Home Equity Loans & Lines Mortgages Conventional Rhode Island Housing Professionals’ Programs Jumbo & Condo Business Lending & Services Business Loans Business Checking Online Services Your Way CD IRA CD Money Markets VISA & American Express Cards Overdraft Protection FHA / VA Renovation First Time Buyers Reverse Mortgage Business VISA Signature Banking Free Phone & Tablet Apps Business Online Banking eStatements Free Online Banking Free Online Bill Pay Free Mobile Banking Online Mortgage Applications Member FDIC Equal Housing Lender R R

Coastway Bancorp, Inc. Financial Highlights Financial Condition Total Assets Loans, Net Deposits Total Stockholders’ Equity Total Risk-Based Capital Ratio Tier 1 Capital to Adjusted Assets Operating Results Net Interest Income Provision for Loan Losses Non-interest Income Non-interest Expense Net Income (loss) Return (loss) on Average Assets Return (loss) on Average Equity Net Interest Margin Asset Quality Non-performing Assets to Total Assets Allowance for Loan Losses to Total Loans Net Charge-offs to Average Loans Outstanding $432,678 $328,576 $329,916 $27,839 9.8% 7.2% $11,327 $567 $6,157 $16,508 $222 0.06% 0.81% 3.37% 1.86% 0.50% 0.15% $465,826 $383,909 $343,544 $70,504 15.3% 11.6% $13,196 $432 $5,250 $19,509 ($965) (0.22%) (1.40%) 3.38% 1.66% 0.51% 0.04% $354,622 $296,999 $307,793 $27,296 10.7% 8.1% $10,557 $1,109 $7,175 $14,640 $1,148 0.34% 4.36% 3.51% 2.89% 0.53% 0.35% 2013 2014 2012 At or for the years ended December 31 (Dollars in thousands.) The information presented above is derived from Coastway Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the Securities and Exchange Commission. Forward-Looking Statements This report contains certain statements that may be considered “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Actual results, performance or achievements of Coastway Bancorp, Inc. may differ materially from those discussed in these forward-looking statements, as a result of, among other factors, the factors described under the caption “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the Securities and Exchange Commission and updated by our Quarterly Reports on Form 10-Q. You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this report, and Coastway Bancorp, Inc. assumes no obligation to update forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Jana Planka, Executive Vice President (center), accepts the National Philanthropy Day award. Coastway Bancorp, Inc. Community Involvement Strengthening the fabric of our communities has been a hallmark of this institution since 1920. At Coastway, “Community Involvement” isn’t just an idea - it’s embedded in our culture. We’re committed to doing the right things, the right way for the cities and towns we call home. Since 2010, Coastway has used a formalized approach to community service, with the goal of getting every employee involved. We encourage all employees to volunteer, and organize group volunteer opportunities both during and after work hours. Our employees have embraced the Community Involvement Program with great enthusiasm, forming ongoing relationships with the causes they feel passionate about. In 2014, Coastway employees donated over 4,400 hours of their time to organizations such as: Emphasizing our financial commitment to the community, Coastway Community Bank donated $1.5 million in stock and cash to the Coastway Cares Charitable Foundation II, to be used towards charitable contributions. And highlighting our volunteer commitment, Coastway Community Bank was named 2014 Outstanding Philanthropic Business by the Association of Fundraising Professionals, as part of National Philanthropy Day. The bank was recognized for its commitment to youth across the state, through its involvement with organizations such as the Rhode Island Mentoring Partnership, Inspiring Minds and Meeting Street. RI Mentoring Partnership Rhode Island Community Food Bank Meeting Street Boys & Girls Clubs of RI Youth in Action West Elmwood Housing Development Corporation and more

Coastway Bancorp, Inc. Corporate Directory Board of Directors of Bancorp & Bank Mark E. Crevier, Chairman of the Board, Executive Committee Chair, Compensation Committee Chair Lynda Dickinson, Executive and Compensation Committees David P. DiSanto, Nominating and Corporate Governance Committee Chair, Audit Committee James P. Fiore, Executive and Compensation Committees Francis X. Flaherty, Nominating and Corporate Governance Committee Phillip Kydd, Vice Chairman of the Board, Executive, Compensation, Nominating and Corporate Governance Committees Dennis M. Murphy, Audit Committee Debra M. Paul, Audit Committee Chair William A. White, Board Member Executive Management of Bancorp William A. White, President, Chief Executive Officer Richard H. Petrarca, Executive Vice President, Chief Operating Officer Jeanette Fritz, Executive Vice President, Chief Financial Officer Executive Management of Bank William A. White, President, Chief Executive Officer Richard H. Petrarca, Executive Vice President, Chief Operating Officer Jeanette Fritz, Executive Vice President, Chief Financial Officer Stephen J. Gibbons, Executive Vice President, Chief Business Lending Officer Jana M. Planka, Executive Vice President, Chief Retail Officer Paul G. Wielgus, Executive Vice President, Chief Credit Officer

Member FDIC Equal Housing Lender Coastway Community Bank Locations Corporate Office One Coastway Boulevard Warwick, RI 02886 (401) 330-1600 Cranston 200 Comstock Parkway Cranston, RI 02921 (401) 223-1790 1155 Reservoir Avenue Cranston, RI 02920 (401) 943-2885 East Greenwich 5750 Post Road East Greenwich, RI 02818 (401) 558-2060 East Providence 2830 Pawtucket Avenue East Providence, RI 02915 (401) 330-1900 Lincoln 618 George Washington Highway Lincoln, RI 02865 (401) 722-2022 Providence 180 Washington Street Providence, RI 02903 (401) 861-2583 Women & Infants Hospital 101 Dudley Street Providence, RI 02905 (401) 455-3222 Warwick 3830 Post Road Warwick, RI 02886 (401) 885-0367 2089 Warwick Avenue Warwick, RI 02889 (401) 738-5511 Coastway Contact Center (401) 455-3200