Form 10-K, Exhibit 13
period 2015-12-31
Coastway Bancorp, Inc.
filed 2016-03-15
CIK 1585023

Exhibit 13

2015 AnnualReport

Coastway Bancorp, Inc. A Letter to Our Stockholders Coastway’s Board of Directors believes that the key to maintaining our independence is rooted in our ability to grow and remain relevant to our customers, while continuing to be a resource for our local community. Carrying out this plan has required patience, as well as the vision to see where to go and how best to get there. New branches were placed in areas of growing population, with the understanding that while it was not economically feasible to blanket Rhode Island with expensive brick and mortar branches, we could strategically place branches in the State’s largest counties, maximizing potential return. We added to that, a robust compilation of electronic banking services that gave our existing customers a wide array of conve-nience in their daily Coastway dealings, while also making it possible for customers in areas where we don’t have a physical presence to reach us as well. Additionally, we made a commitment to providing capital to our customers, to finance their homes and businesses, as a good community lender should. Lastly came the bold commitment to seeking the proper corporate structure to best serve our customers and give us the opportunity to be the most viable alternative to the big banks, moving from credit union to mutual to publicly owned status, to gain the capital necessary to maximize the return on the decades of investment in our infrastructure. I am pleased at this point to report that our performance in 2015 shows that we are well on our way to fulfilling our vision of growth, profitability and the continuation of providing outstanding products and services to our customers. With our capital strength, Coastway continued its commitment to growth, with total assets increasing 21%, based mainly in increases in both residential and commercial lending, which also showed 22% overall growth. This loan growth was achieved while remaining committed to our high credit quality standards, resulting in continued significant reductions in our delinquent loans, delinquency rate, and dramatic improvements in our non performing loans and assets. Coastway also maintained its status as Rhode Island’s leading Small Business Administration lender, a noteworthy feat for a community bank lending in the land of giant banks. And 2015 continued to bring critical gains in market share for our residential mortgage lending area, as we continue to show that we are a lender of choice among homeowners and realtors alike. Deposit growth for the year stood at 9%, with the overall cost of these deposits continuing to decline. Net income continued to show significant progress and great strides were made in achieving economies of scale and in expense reductions. This focus will continue to be razor sharp as we seek additional streamlining of our processes and additional economies of scale. These accomplishments illustrate the tremendous efforts put forth by Coastway employees on behalf of our customers and stockholders, to our vision of growth and relevance. In addition, the Bank was also able to continue and expand our dedication to the local non-profit community, logging well over 4,000 hours of service to those in need. We are truly fortunate to have this level of commitment and dedication and I thank our Directors and Employees for the privilege of leading them, as we continue our mission to make Coastway the premier community bank in Rhode Island. William A. White President and Chief Executive Officer

Coastway Bancorp, Inc. Stockholder Information Profile Coastway Bancorp, Inc. is the publicly owned holding company of Coastway Community Bank, a Rhode Island chartered savings bank, headquartered in Warwick, Rhode Island. Coastway Community Bank was originally organized in 1920 as the Telephone Workers Credit Union, a Rhode Island credit union, and later we changed the name to Coastway Credit Union. Coastway Community Bank provides a variety of financial services to individuals and small businesses throughout Rhode Island. Annual Meeting of Stockholders Thursday, May 26, 2016, 4:00PM, Coastway Community Bank, One Coastway Blvd., Warwick, RI 02886. Vote Your Proxy Online or By Phone For your convenience, you can vote your shares online or by phone. Please have your proxy card available. INTERNET: Access www.investorvote.com/CWAY and follow the instructions on the website. TELEPHONE: Call toll-free 1-800-652-8683 from any touch-tone telephone and follow the instructions. Stock Transfer Agent Computershare, P.O. Box 30170, College Station, TX 77842-3170. Visit www.computershare.com/investor. The Corporation’s 2016 Proxy Statement, Form 10-K and Annual Report for 2015 are available online by visiting the Corporation’s website, www.coastway.com under Investor Relations, SEC Filings, or by calling (401) 330-1618, or by email at IRinfo@coastway.com. Counsel Luse Gorman, P.C., Washington, D.C. 2015 Auditors Crowe Horwath, LLP, Livingston, NJ Market Information Coastway’s common stock trades on NASDAQ, under the symbol CWAY. As of March 1, 2016, there were 4,799,179 shares outstanding and 425 stockholders of record.

Coastway Bancorp, Inc. Highlights Enhancing Customer Relationships $500 $467,023 Coastway Community Bank is commited to growing our depos-its and enhancing our customer relationships - from savings and checking accounts, to VISA credit cards and auto loans, to mortgages, to business loans and more. $450 $400 While our 9 branches and friendly, knowledgable staff provide the personal experience for which we are known, Coastway also offers a whole host of online banking options that make it easier than ever before to bank from the convenience of your home or office. $350 $300 $250 $200 2013 2014 Loans, Net 2015 (At December 31, in thousands) $18,000 $17,827 $17,000 $16,000 $15,000 Vehicle Loans VISA & American Express Cards $14,000 $13,000 $12,000 $11,000 2013 2014 2015 Interest Income (Year end, in thousands) Business Loans Business VISA $380 $373,519 $370 $360 $350 $343,544 Online Services $340 Free Online Banking Free Online Bill Pay Free Mobile Banking Online Mortgage Applications Free Phone & Tablet Apps Free Mobile Check Deposit Business Online Banking eStatements $330 $329,916 $320 $310 2013 2014 2015 Total Deposits (At December 31, in thousands) $15,592 $13,957 Banking Products Checking & Savings eWay Checking Your Way CD Savings Accounts IRA CD Goal Oriented CDMoney Markets Loans R R Home Equity Loans & LinesOverdraft Protection Mortgages ConventionalFHA / VA Rhode Island Housing Renovation Professionals’ ProgramsFirst Time Buyers Jumbo & Condo Reverse Mortgage Business Lending & Services R Business Checking Signature Banking Member FDIC Equal Housing Lender $383,909 $328,576

Coastway Bancorp, Inc. Financial Highlights The information presented above is derived from Coastway Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the Securities and Exchange Commission. Forward-Looking Statements This report contains certain statements that may be considered “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Actual results, performance or achievements of Coastway Bancorp, Inc. may differ materially from those discussed in these forward-looking statements, as a result of, among other factors, the factors described under the caption “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the Securities and Exchange Commission and updated by our Quarterly Reports on Form 10-Q. You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this report, and Coastway Bancorp, Inc. assumes no obligation to update forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes. At or for the years ended December 31 (Dollars in thousands.) 2015 2014 2013 Financial Condition Total Assets $565,137 $465,826 $432,678 Loans, Net $467,023 $383,909 $328,576 Deposits $373,519 $343,544 $329,916 Total Stockholders’ Equity $70,922 $70,504 $27,839 Total Risk-Based Capital Ratio 13.0% 15.3% 9.8% Tier 1 Capital to Adjusted Assets 10.1% 11.6% 7.2% Operating Results Net Interest Income $15,600 $13,196 $11,327 Provision for Loan Losses $496 $432 $567 Non-interest Income $6,623 $5,907 $6,776 Non-interest Expense $18,946 $20,166 $17,127 Net Income (loss) $1,628 ($965) $222 Earnings Per Share $0.36 NA NA Return (loss) on Average Assets 0.32% (0.22%) 0.06% Return (loss) on Average Equity 2.31% (1.40%) 0.81% Net Interest Margin 3.41% 3.38% 3.35% Asset Quality Non-performing Assets to Total Assets 0.88% 1.66% 1.86% Allowance for Loan Losses to Total Loans 0.47% 0.51% 0.50% Net Charge-offs to Average Loans Outstanding 0.06% 0.04% 0.15%

Coastway Bancorp, Inc. Community Involvement At Coastway, community is woven into the fabric of our company culture. Since we opened our doors in 1920, Coastway has been committed to serving the communities in which it does business. We are passionate about improving the lives of our neighbors - both with our products and services, and through our involvement in the community. The following are benchmarks of our progress in 2015: Our employees volunteered over 4,000 hours to community organizations across the state, including Meeting Street, RI Community Food Bank, Boys & Girls Clubs of RI, Youth in Action and many more. In a nation-wide competition, Coastway was named to the Honor Roll of the National Corporate Mentoring Challenge for our work with the RI Mentoring Partnership. We were ranked #1 SBA Business Lender, both in number of loans and dollar volume for our commitment to helping Rhode Islanders achieve their entrepreneurial dreams. Coastway was recognized for the second year in a row as Rhode Island Housing's Partici-pating Lender of the Year, securing more RI Housing mortgage loans for home buyers than any other participating lender. Clockwise from top left: Coastway group presents a check for $10,000 at the 2015 Meeting Street Telethon; CSR and Mentor, Sira, with her Mentee, Bailey; Coastway’s Business Team collects supplies for the troops as part of Operation Holiday Cheer; Corporate employees Teel and Diane volunteer to sort food at the RI Community Food Bank.

Coastway Bancorp, Inc. Corporate Directory Board of Directors of Bancorp & Bank Mark E. Crevier, Chairman of the Board, Executive Committee Chair, Compensation Committee Chair Lynda Dickinson, Executive and Compensation Committees David P. DiSanto, Nominating and Corporate Governance Committee Chair, Audit Committee James P. Fiore, Executive and Compensation Committees Francis X. Flaherty, Nominating and Corporate Governance Committee Phillip Kydd, Vice Chairman of the Board, Executive, Compensation, Nominating and Corporate Governance Committees Dennis M. Murphy, Audit Committee Debra M. Paul, Audit Committee Chair William A. White, Board Member Executive Management of Bancorp William A. White, President, Chief Executive Officer Richard H. Petrarca, Executive Vice President, Chief Operating Officer Jeanette Fritz, Executive Vice President, Chief Financial Officer Executive Management of Bank William A. White, President, Chief Executive Officer Richard H. Petrarca, Executive Vice President, Chief Operating Officer Jeanette Fritz, Executive Vice President, Chief Financial Officer Stephen J. Gibbons, Executive Vice President, Chief Business Lending Officer Jana M. Planka, Executive Vice President, Chief Retail Officer Paul G. Wielgus, Executive Vice President, Chief Credit Officer

Coastway Community Bank Locations Corporate Office One Coastway Boulevard Warwick, RI 02886 (401) 330-1600 Lincoln 618 George Washington Highway Lincoln, RI 02865 (401) 722-2022 Cranston 200 Comstock Parkway Cranston, RI 02921 (401) 223-1790 Providence 180 Washington Street Providence, RI 02903 (401) 861-2583 1155 Reservoir Avenue Cranston, RI 02920 (401) 943-2885 Women & Infants Hospital 101 Dudley Street Providence, RI 02905 (401) 455-3222 East Greenwich 5750 Post Road East Greenwich, RI 02818 (401) 558-2060 Warwick 3830 Post Road Warwick, RI 02886 (401) 885-0367 2089 Warwick Avenue Warwick, RI 02889 (401) 738-5511 East Providence 2830 Pawtucket Avenue East Providence, RI 02915 (401) 330-1900 Coastway Contact Center (401) 455-3200 Member FDIC Equal Housing Lender