Form 10-K, Exhibit 13
period 2016-12-31
Coastway Bancorp, Inc.
filed 2017-03-16
CIK 1585023

Exhibit 13

2016 AnnualReport

Coastway Bancorp, Inc. A Letter to Our Stockholders Coastway’s Board of Directors continues its commitment to maintaining our indepen-dence by exhibiting the patience and the vision to see where we are headed and how best to get there. I am very proud to report that in 2016, Coastway continued to exhibit solid levels of growth, profitability, and quality of assets, all while we continue to provide outstanding products and services to our customers and deliver value to our stockholders. Coastway continued outstanding progress with another double digit year of growth. Total assets increased 14%, mainly due to a similar increase in lending in both the residential and commercial markets. This loan growth was achieved while remaining committed to our high credit quality standards, as evidenced by continued reductions in our delinquent loans, our delinquency rate, and continued improvements in our nonperforming loans and the quality of our assets. Coastway also continued its number one spot as Rhode Island’s leading Small Business Administration lender for the 3rd straight year, a noteworthy achievement for a community bank lending in the land of giant banks. And 2016 brought continued gains in market share for our residential mortgage lending area as we continue to be a lender of choice among homeowners and realtors alike. Coastway’s mortgage department was rated #1 in purchase money mortgages in Rhode Island as well as being the #1 lender for Rhode Island Housing also for the 3rd year in a row. Deposit growth for the year stood at 20% with the overall cost of these deposits remaining competitive in our market. Net income continued to show significant progress with over a 200% increase in net income and we continued to make strides in improving our efficiency ratio. This focus on expenses will continue as we seek additional streamlining of our processes and additional economies of scale. While no additions were made to our branch network, we continued to add to our robust compilation of electronic banking services to give our existing customers a wide array of convenience in their daily Coastway dealings, making it possible for customers in areas where we don’t have a physical presence to reach us as well. These accomplishments illustrate the tremendous efforts put forth by Coastway employees, on behalf of our custom-ers and stockholders, to our vision of growth and relevance. This past year the Bank was also able to continue to expand our dedication to the local non-profit community, logging over 4,800 hours of service to those in need, with 77% of employees donating an average of 48 hours annually to 127 different organizations in our focus on volun-teerism. We are truly fortunate to have this level of commitment and dedication and I thank our Directors and Employees for the privilege to lead them, as we continue our mission to make Coastway the premier community bank in Rhode Island. William A. White President and Chief Executive Officer

Coastway Bancorp, Inc. Stockholder Information Profile Coastway Bancorp, Inc. is the publicly owned holding company of Coastway Community Bank, a Rhode Island chartered savings bank, headquartered in Warwick, Rhode Island. Coastway Community Bank was originally organized in 1920 as the Telephone Workers Credit Union, a Rhode Island credit union, and later we changed the name to Coastway Credit Union. Coastway Community Bank provides a variety of financial services to individuals and small businesses throughout Rhode Island. Annual Meeting of Stockholders Thursday, May 25, 2017, 4:00PM, Coastway Community Bank, One Coastway Blvd., Warwick, RI 02886. Vote Your Proxy Online or By Phone For your convenience, you can vote your shares online or by phone. Please have your proxy card available. INTERNET: Access www.investorvote.com/CWAY and follow the instructions on the website. TELEPHONE: Call toll-free 1-800-652-8683 from any touch-tone telephone and follow the instructions. Stock Transfer Agent Computershare, P.O. Box 30170, College Station, TX 77842-3170. Visit www.computershare.com/investor. Coastway’s 2017 Proxy Statement, Form 10-K and Annual Report for 2016 are available online by visiting its website, www.coastway.com under Investor Relations, SEC Filings, or by calling (401) 330-1618, or by email at IRinfo@coastway.com. Counsel Luse Gorman, P.C., Washington, D.C. 2016 Auditors Crowe Horwath LLP, Livingston, NJ Market Information Coastway’s common stock trades on NASDAQ, under the symbol CWAY. As of March 1, 2017, there were 4,408,341 shares outstanding and 435 stockholders of record.

Coastway Bancorp, Inc. Highlights Enhancing Customer Relationships $550 Coastway Community Bank is commited to growing our depos-its and enhancing our customer relationships - from savings and checking accounts, to home equity loans, mortgages, business loans and more. $525,215 $500 $450 While our 9 branches and friendly, knowledgable staff provide the personal experience for which we are known, Coastway also offers a whole host of online banking options that make it easier than ever before to bank from the convenience of your home or office. $400 $350 $300 $250 2014 2015 Loans, Net 2016 (At December 31, in thousands) $22,000 $21,225 $21,000 $20,000 $19,000 Vehicle Loans VISA & American Express Cards $18,000 $17,000 $16,000 $15,000 2014 2015 2016 Interest Income (Year ended, in thousands) Business Loans Business VISA $460 $447,314 $440 $420 $400 Online Services $380 $373,519 Free Online Banking Free Online Bill Pay Free Mobile Banking Free Phone & Tablet Apps Online Mortgage Applications Free Mobile Check Deposit $360 $343,544 R VISA Purchase Alerts Apple, Samsung & Google Pay Business Online Banking eStatements $340 $320 2014 2015 2016 Total Deposits (At December 31, in thousands) $17,827 $15,592 Banking Products Checking & Savings eWay Checking Your Way CD Savings Accounts IRA CD Goal Oriented CDMoney Markets Loans R R Home Equity Loans & LinesOverdraft Protection Mortgages ConventionalFHA / VA Rhode Island Housing Renovation Professionals’ ProgramsFirst Time Buyers Jumbo & Condo Reverse Mortgage Business Lending & Services R Business Checking Signature Banking Member FDIC Equal Housing Lender $467,023 $383,909

Coastway Bancorp, Inc. Financial Highlights The information presented above is derived from Coastway Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the Securities and Exchange Commission. Forward-Looking Statements This report contains certain statements that may be considered “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Actual results, performance or achievements of Coastway Bancorp, Inc. may differ materially from those discussed in these forward-looking statements, as a result of, among other factors, the factors described under the caption “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the Securities and Exchange Commission and updated by our Quarterly Reports on Form 10-Q. You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this report, and Coastway Bancorp, Inc. assumes no obligation to update forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes. At or for the years ended December 31 (Dollars in thousands.) 2016 2015 2014 Financial Condition Total Assets $644,191 $565,137 $465,826 Loans, Net $525,215 $467,023 $383,909 Deposits $447,314 $373,519 $343,544 Total Stockholders’ Equity $68,572 $70,922 $70,504 Total Risk-Based Capital Ratio 13.4% 13.0% 15.3% Tier 1 Capital to Adjusted Assets 9.0% 10.1% 11.6% Operating Results Net Interest Income $18,439 $15,600 $13,196 Provision for Loan Losses $475 $496 $432 Non-interest Income $7,945 $6,592 $5,907 Non-interest Expense $20,139 $18,915 $20,166 Net Income (loss) $3,489 $1,628 ($965) Earnings Per Share $0.82 $0.36 N/A Return (loss) on Average Assets 0.58% 0.32% (0.22%) Return (loss) on Average Equity 5.04% 2.31% (1.40%) Net Interest Margin 3.31% 3.41% 3.38% Asset Quality Non-performing Assets to Total Assets 0.79% 0.88% 1.66% Allowance for Loan Losses to Total Loans 0.48% 0.47% 0.51% Net Charge-offs to Average Loans Outstanding 0.03% 0.06% 0.04%

Coastway Bancorp, Inc. Community Involvement At Coastway, community is woven into the fabric of our company culture. Since we opened our doors in 1920, Coastway has been committed to serving the communities in which it does business. Today, we continue to be passionate about improving the lives of our neighbors - both with our products and services, and through our involvement in the community. Highlights of our impact in 2016 include: Coastway’s 145 employees volunteered over 4,800 hours to more than 127 community organizations across the state, with an average 48 hours of service per employee. In 2016, Coastway grew its financial literacy training team to include 10 employees from across the branches and departments. With a larger team, we were able to provide finan-cial literacy education to more than 680 Rhode Islanders, ranging in age from teen to adult. We were once again ranked #1 SBA Business Lender, both in number of loans and dollar volume for our commitment to helping Rhode Islanders achieve their entrepreneurial dreams. Coastway was recognized for the third year in a row as Rhode Island Housing's Participat-ing Lender of the Year, securing more RI Housing mortgage loans for home buyers than any other participating lender. Clockwise from top left: Coastway financial literacy educators at the RI Coalition Against Domestic Violence’s “Financial Empowerment Workshop”; A group of employee volunteers bag food at the Warwick Boys & Girls Clubs; the Coastway business team brings toy donations to the annual Toys for Tots event; a Coastway branch employee particpates in the United Way’s Back to School celebration.

Coastway Bancorp, Inc. Corporate Directory Board of Directors of Bancorp & Bank Mark E. Crevier, Chairman of the Board, Executive Committee Chair, Compensation Committee Chair Malcolm G. Chace Jr., Compensation Committee Lynda Dickinson, Executive and Compensation Committees David P. DiSanto, Nominating and Corporate Governance Committee Chair, Audit Committee James P. Fiore, Executive and Compensation Committees Francis X. Flaherty, Nominating and Corporate Governance Committee Phillip Kydd, Vice Chairman of the Board, Executive, Compensation, Nominating and Corporate Governance Committees Angelo P. Lopresti, Compensation Committee Dennis M. Murphy, Audit Committee Debra M. Paul, Audit Committee Chair William A. White, Board Member Executive Management of Bancorp William A. White, President, Chief Executive Officer Richard H. Petrarca, Executive Vice President, Chief Operating Officer Jeanette Fritz, Executive Vice President, Chief Financial Officer Executive Management of Bank William A. White, President, Chief Executive Officer Richard H. Petrarca, Executive Vice President, Chief Operating Officer Jeanette Fritz, Executive Vice President, Chief Financial Officer Stephen J. Gibbons, Executive Vice President, Chief Business Lending Officer Jana M. Planka, Executive Vice President, Chief Retail Officer Paul G. Wielgus, Executive Vice President, Chief Credit Officer

Coastway Community Bank Locations Corporate Office One Coastway Boulevard Warwick, RI 02886 (401) 330-1600 Lincoln 618 George Washington Highway Lincoln, RI 02865 (401) 722-2022 Cranston 200 Comstock Parkway Cranston, RI 02921 (401) 223-1790 Providence 180 Washington Street Providence, RI 02903 (401) 861-2583 1155 Reservoir Avenue Cranston, RI 02920 (401) 943-2885 Women & Infants Hospital 101 Dudley Street Providence, RI 02905 (401) 455-3222 East Greenwich 5750 Post Road East Greenwich, RI 02818 (401) 558-2060 Warwick 3830 Post Road Warwick, RI 02886 (401) 885-0367 2089 Warwick Avenue Warwick, RI 02889 (401) 738-5511 East Providence 2830 Pawtucket Avenue East Providence, RI 02915 (401) 330-1900 Coastway Contact Center (401) 455-3200 Member FDIC Equal Housing Lender